SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.      )
Filed by the Registrant	[X]
Filed by a party other than the Registrant	[ ]
Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Parlex Corporation
(Name of Registrant as Specified in Its Charter)

____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: ____________________________________________
	(2)	Aggregate number of securities to which transaction applies: ____________________________________________
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

____________________________________________

	(4)	Proposed maximum aggregate value of transaction: ____________________________________________
	(5)	Total fee paid: ____________________________________________
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid: ____________________________________________
	(2)	Form, Schedule or Registration Statement No.: ____________________________________________
	(3)	Filing party: ____________________________________________
	(4)	Date Filed: ____________________________________________

PARLEX CORPORATION One Parlex Place, Methuen, Massachusetts 01844

August 2, 2000

Dear Stockholder,

      I am pleased to invite you to attend a Special Meeting of the Stockholders of Parlex Corporation. The meeting will be held at 9:30 a.m. on Wednesday, August 30, 2000, at the Company's headquarters at One Parlex Place, Methuen, Massachusetts.

      As the accompanying notice and proxy statement describe, the only action scheduled for this special meeting is an increase in the number of shares of authorized common stock of the Company.

      Our Board of Directors has approved this amendment and encourages stockholders to vote FOR this proposal.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.
Sincerely HERBERT W. POLLACK Chairman of the Board

Parlex Corporation

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Parlex Corporation:

      A Special Meeting of the Stockholders of Parlex Corporation will be held on Wednesday, August 30, 2000, at 9:30 A.M., at the Company's headquarters at One Parlex Place, Methuen, Massachusetts, for the following purposes:
1.

To consider and act upon a proposed amendment to the Company's Restated Articles of Organization increasing the number of authorized shares of Common Stock, par value $.10 per share, from 10,000,000 shares to 30,000,000 shares; and

2.	To consider and act upon any other matter that properly comes before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on July 26, 2000, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors JILL POLLACK KUTCHIN Clerk

Methuen, Massachusetts
August 2, 2000

PARLEX CORPORATION

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
August 30, 2000

General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Parlex Corporation (the "Company") for use at the Special Meeting of Stockholders (the "Meeting") to be held on August 30, 2000, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is August 2, 2000. The Company's principal executive offices are located at One Parlex Place, Methuen, Massachusetts 01844, telephone number (978) 685-4341.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to the matter to be acted upon, proxies will be voted FOR the approval of the amendment to the Restated Articles of Organization, and in accordance with the judgement of the proxy holders as to any other matter that may be properly brought before the Meeting or any adjournments thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

Solicitation

      The Company will bear the cost of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, facsimile and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

Record Date, Voting Requirements and Shares Outstanding

      The Board of Directors has fixed July 26, 2000, as the record date (the "Record Date") for determining the stockholders who are entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had 6,275,384 shares of Common Stock, par value $.10 per share ("Common Stock"), outstanding and entitled to vote. Each outstanding share of the Company's Common Stock entitles the record holder to one vote on each matter to be voted upon at the Meeting.

      The holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. The affirmative vote of the holders of at least a majority of the shares of Common Stock issued and outstanding on the Record Date is required to approve the proposed amendment to the Company's Restated Articles of Organization.

      Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment to the Company's Restated Certificate of Incorporation, as amended, which requires the affirmative vote of a majority of the votes represented by the outstanding shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

      The following table sets forth certain information as of July 26, 2000, regarding the beneficial ownership of shares of the Company's Common Stock, by: (i) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock; (ii) each of the Company's directors; (iii) each of the Company's named executive officers as defined in Item 402(a)(3) of Regulation S-K; and (iv) all directors and executive officers of the Company as a group.
Stockholder	Shares of Common Stock Beneficially Owned (1)	% of Outstanding Common Stock Beneficially Owned
Kern Capital Management LLC (4) 114 West 47th Street Suite 1926 New York, NY 10036	730,500	12.0
Herbert W. Pollack (2)(3)(5) c/o Parlex Corporation One Parlex Place Methuen, MA 01844	669,914	10.7
First Union Corporation (6) One First Union Center Charlotte, NC 28288-0137	403,274	6.43
Walter A. Winshall (7) 3 Ferndale Road Weston, MA 02193	382,098	6.0
Benjamin M. Rabinovici(2)(8) c/o Parlex Corporation One Parlex Place Methuen, MA 01844	128,400	2.0
Peter J. Murphy(2)(3)(9) c/o Parlex Corporation One Parlex Place Methuen, MA 01844	88,500	1.4
Lester Pollack(2)(10) c/o Centre Partners L.P. One Rockefeller Plaza New York, NY 10020	52,620	1.0
M. Joel Kosheff(2)(11) 31 Pier 7 Charlestown, MA 02129	27,000	*
Alfred R. Calvetti(3)(12) c/o Parlex Corporation One Parlex Place Methuen, MA 01844	8,000	*
Steven M. Millstein (3)(13) c/o Parlex Corporation One Parlex Place Methuen, MA 01844	6,200	*
Sheldon Buckler (2)(14) 200 Dudley Road Newton Centre, MA 02159	12,000	*
Richard W. Hale(2)(15) c/o Furnex 17 Foss Road Lewiston, ME 04240	10,500	*
Robert Rieth (3) c/o Parlex Corporation One Parlex Place Methuen, MA 01844	0	*
Darryl J. McKenney (16) c/o Parlex Corporation One Parlex Place Methuen, MA 01844	20,375	*
All directors and officers as a group (11 persons)(17)	1,170,983	18.7
*	Less than one percent.
(1)

For purposes of this table, the number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after July 26, 2000, through the exercise of any stock option ("Presently Exercisable Options"). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2)	Denotes a director of the Company.
(3)	Denotes an executive officer of the Company.
(4)

The shares shown as owned by Kern Capital Management, LLC are as reported by Kern Capital Management, LLC in a statement on Schedule 13G with respect to its holdings of Common Stock as of June 30, 2000.

(5)	The shares shown as owned by Herbert W. Pollack include 180,400 shares, of which he disclaims beneficial ownership, owned directly by his wife, Sandra Pollack.
(6)	The shares shown as owned by First Union Corporation are as reported by First Union Corporation in a statement on Schedule 13G with respect to its holdings of Common Stock as of February 15, 2000.
(7)	The shares shown as owned by Walter A. Winshall are as reported in a Statement on Form 4 filed by him with respect to his holdings of Common Stock as of February, 1999.
(8)

The shares shown as owned by Dr. Rabinovici include 32,400 shares, of which he disclaims beneficial ownership, owned directly by his wife. The shares shown as owned by Dr. Rabinovici also include 12,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Outside Directors' Stock Option Plan (the "1989 Director Plan") and the Company's 1996 Outside Directors' Stock Option Plan (the "1996 Director Plan").

(9)

The shares shown as owned by Mr. Murphy include 43,750 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Employees' Stock Option Plan (the "1989 Option Plan").

(10)

The shares shown as owned by Lester Pollack include 12,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.

(11)

The shares shown as owned by Mr. Kosheff include 12,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.

(12)	The shares shown as owned by Mr. Calvetti include 5,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Option Plan.
(13)	The shares shown as owned by Mr. Millstein include 1,500 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Option Plan.
(14)

The shares shown as owned by Mr. Buckler include 10,500 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.

(15)

The shares shown as owned by Mr. Hale include 9,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.

(16)	The shares shown as owned by Mr. McKenney include 20,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Option Plan.
(17)	The number of shares shown as beneficially owned by officers and directors include 129,750 shares which they have the right to acquire pursuant to Presently Exercisable Options.

PROPOSED AMENDMENT TO THE COMPANY'S RESTATED
ARTICLES OF ORGANIZATION TO INCREASE THE
NUMBER OF SHARES OF COMMON STOCK

      On July 13, 2000, the Board of Directors unanimously adopted a resolution recommending that the Restated Articles of Organization of the Company be amended to increase the total number of shares of Common Stock which the Company shall have authority to issue from 10,000,000 shares, par value $.10 per share, to 30,000,000 shares, par value $.10 per share (the "Amendment"). The Board of Directors believes that the adoption of the proposed Amendment would be advantageous to the Company and its stockholders.

      The Board of Directors also directed that the Amendment be submitted for action at the Special Meeting of Stockholders to be held on August 30, 2000.

Proposed Amendment to Restated Articles of Organization

      If approved by the stockholders, the Amendment will authorize the Company to issue an additional 20,000,000 shares of the Company's Common Stock, par value $.10 per share. The Restated Articles of Organization of the Company currently authorize the issuance of 10,000,000 shares of Common Stock, $.10 par value per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of July 26, 2000, there were a total of 6,656,952 shares of Common Stock outstanding or reserved for issuance under the Company's stock option plans, and 210,000 shares held by the Company as treasury stock. This total number of shares includes shares reserved for future issuance under the Company's 1989 Option Plan, 1989 Director Plan and 1996 Director Plan. As of the date of this Proxy Statement, there are no shares of Preferred Stock issued or outstanding. Based on the foregoing, as of July 26, 2000, the Company had approximately 3,133,048 shares of Common Stock authorized under the Restated Articles of Organization and remaining available for other purposes.

Purpose and Effect of the Proposed Amendment

      The Board of Directors believes that the number of authorized shares of Common Stock should be increased to 30,000,000 to provide sufficient shares for use for such corporate purposes as may be determined to be advisable by the Board of Directors, without the expense of a special stockholder meeting or having to wait until the next annual meeting. The Board of Directors is empowered under the Restated Articles of Organization of the Company to issue shares of authorized stock without further stockholder approval. Such corporate purposes may include the declaration of stock dividends or stock splits, the acquisition of capital funds through the sale of stock, involvement in joint ventures and other strategic relationships, use in employee benefit plans such as issuance of stock options, the acquisition of other corporations or properties, and for future capital needs. In February of 1997, the Company declared a three-for-two split of its Common Stock effected as a 50% stock dividend. In March of 2000, the Company filed a registration statement on Form S-3 in connection with its intent to offer and sell 1,250,000 shares of Common Stock, plus an over-allotment option of up to 210,000 shares, in an underwritten public offering. The Company completed the offering on June 20, 2000, and sold 1,250,000 shares of Common Stock and sold the over-allotment option of 210,000 shares of Common Stock on June 30, 2000.

      The proposed Amendment would increase the number of shares of the existing class of Common Stock available for issuance by the Company, but would have no effect upon the terms of the Company's Common Stock or the rights of holders of such Common Stock. Holders of Common Stock are entitled to one vote for each share held and have no preemptive or other right to subscribe for additional shares from the Company. The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of the holders of existing Common Stock. Depending on the circumstances, however, issuance of additional shares of Common Stock may dilute the voting power and equity ownership of existing stockholders. Issuance of additional shares of Common Stock may also have a dilutive effect on earnings per share depending upon the specific events associated with a particular transaction. There are no cumulative voting rights, with the result that holders of more than 50% of the shares of Common Stock are able to elect 100% of the class of the Company's directors to be elected at any annual meeting of stockholders or special meeting in lieu thereof. All outstanding shares of Common Stock are, and those issuable upon the exercise of options will be, when issued and fully paid for, validly issued and fully paid and non-assessable. Holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. On liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive their pro rata portion of the net assets of the Company remaining after the payment of all creditors and liquidation preferences, if any.

      The Board of Directors will make the determination for future issuance of authorized shares of Common Stock in the best interests of the stockholders and believes that the availability of shares would afford the Company flexibility in considering and implementing any of the corporate transactions enumerated.

Appraisal Rights in Respect of the Proposed Amendment

      Under the applicable provisions of the Massachusetts Business Corporation Law, the Company's stockholders have no appraisal rights with respect to the proposed amendment.

      The Board of Directors believes that the approval of the Amendment is in the best interests of the Company and its stockholders and unanimously recommends a vote FOR the approval of the Amendment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      The Company's next Annual Meeting will be held on November 28, 2000. An eligible stockholder who desires to have a qualified proposal considered for inclusion in the proxy statement for that meeting must have given notice to the Clerk of the terms and content of the proposal by June 24, 2000.

GENERAL

      The enclosed proxy is solicited on behalf of the Company's Board of Directors. The individuals named in the enclosed proxy will, if so authorized, vote to approve the proposed Amendment to the Company's Restated Articles of Organization to increase the total number of shares of Common Stock which the Company shall have authority to issue from 10,000,000 shares, par value $.10 per share, to 30,000,000 shares, par value $.10 per share. If a quorum is present (the holders of a majority of the number of shares of Common Stock issued and outstanding constitute a quorum), the approval of the Amendment to the Company's Restated Articles of Organization is determined by a plurality of the votes cast.

      Management of the Company is not aware of any other matter to be presented for action at the Meeting. If any matter other than that described above does properly come before the Meeting, the individuals named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.
By order of the Board of Directors JILL POLLACK KUTCHIN, Clerk

August 2, 2000

PARLEX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common stock hereby constitutes and appoints Herbert W. Pollack, Peter J. Murphy, and Jill Pollack Kutchin, and each of them, proxies with full power of substitution to each, to represent and vote all shares of Common Stock of Parlex Corporation (the "Company") standing in the name of the undersigned at a Special Meeting of Stockholders to be held at One Parlex Place, Methuen, Massachusetts, on August 30, 2000, at 9:30 a.m. or any adjournment(s) thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS GIVEN AND THE PROXY IS VALIDLY EXECUTED, THE SHARES SHALL BE VOTED "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

____________________________________

____________________________________

____________________________________
DETACH CARD	DETACH CARD

PARLEX CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. The issues related to the management of your company requires your immediate attention and approval. This is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders on August 30, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Parlex Corporation

[X] PLEASE MARK VOTES
AS IN THIS EXAMPLE
(1)

To approve the proposed amendment to the Restated Articles of Organization increasing the number of authorized shares of Common Stock, par value $.10 per shares, from 10,000,000 shares to 30,000,000 shares (the "Amendment").

		For [ ]	Against [ ]	Abstain [ ]
(2)	In their discretion, to vote upon such other business as may properly come before the meeting.
Please be sure to sign and date this Proxy. _________________________________ Stockholder sign here _________________________________ Co-owner sign here Date_____________________________

The undersigned hereby revokes any proxy previously given and acknowledges receipt of written notice of, and the statement for, the Special Meeting of Stockholders.

Mark box at right if address change has been noted on the reverse side of this card. [ ]